UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 23, 2008

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

As previously disclosed on September 18, 2008, Aetna Inc. (together with its consolidated subsidiaries, "Aetna") has a reinsurance recoverable (the “Recoverable”) in the amount of $163 million (at August 31, 2008) from an affiliate of Lehman Brothers Holdings Inc.  The Recoverable results from a 1999 transaction in which Lehman Re Ltd. (a Bermuda company, “Lehman Re”) reinsured a block of paid-up group whole life insurance policies issued by Aetna between 1941 and October 22, 1999.  On September 19, 2008, Aetna took possession of the assets supporting the Recoverable (the “Assets”), which previously were held as collateral in a trust.  On September 23, 2008, Lehman Re commenced proceedings in Bermuda to liquidate itself.  Given current market conditions, the value of the Assets may continue to fluctuate, and Aetna currently estimates that the Assets have a market value that is less than the amount of the Recoverable.  Aetna intends to pursue its claims in Lehman Re’s liquidation proceedings, including its claim for any amount by which Lehman Re’s obligations to Aetna exceed the Assets.  Aetna will assess the impact of these circumstances in connection with the preparation of its third quarter 2008 financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: September 29, 2008	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer